DISTRIBUTION AGREEMENT


     THIS AGREEMENT is made and entered into as of this 1st day of March, 2004, by and among Fort Pitt Capital Funds, a Delaware business trust (the "Trust"), Fort Pitt Capital Group, Inc. a Pennsylvania corporation (the "Advisor") and Quasar Distributors, LLC, a Delaware limited liability company (the "Distributor").

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interests ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, the Advisor is duly registered under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws, as an investment advisor;

     WHEREAS, the Trust desires to retain the Distributor as principal underwriter in connection with the offering and sale of the Shares of each series listed on Exhibit A hereto (as amended from time to time) (each a "Fund", collectively the "Funds");

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD");

     WHEREAS, this Agreement has been approved by a vote of the Trust's board of trustees ("Board") and by a majority of the trustees who are not "interested" persons of the Trust, in conformity with Section 15(c) of the 1940 Act; and

     WHEREAS, the Distributor is willing to act as principal underwriter for the Trust on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. Appointment of Quasar as the Distributor

     The Trust hereby appoints the Distributor as its agent for the sale and distribution of Shares of each Fund on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

     2. Services and Duties of the Distributor

     A. The Distributor agrees to sell Shares of the Funds on a best efforts basis as agent (solely for the purpose of accepting orders for the purchase and redemption of Fund-Shares, and for no other purpose) for the Trust during the term of this Agreement, upon the terms and at the current offering price (plus the front-end or deferred sales charge, if any) described in the Prospectus. As used in this Agreement, the term "Prospectus" shall mean the current prospectus, including the statement of additional information, as amended or supplemented, relating to each Fund and included in the currently effective registration statement or post-effective amendment thereto (the "Registration Statement") of the Trust under the Securities Act of 1933 (the "1933 Act") and the 1940 Act.

     B. During the continuous public offering of Shares of each Fund, the Distributor will hold itself available to receive orders, in such form as required by the Trust and satisfactory to the Distributor, for the purchase of Shares of the Funds and will accept such orders on behalf of the Trust. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

     C. The Distributor, with the operational assistance of the Trust's transfer agent, shall make Shares available for sale and redemption through the National Securities Clearing Corporation's Fund/SERV System.

     D. In connection with all matters relating to this Agreement, the Distributor agrees to act in conformity with the Trust's Agreement and Declaration of Trust and By-Laws and with the instructions of the Board and to comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal or state laws and regulations. The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Prospectus and any sales literature specifically approved by the Trust and the Distributor.

     E. The Distributor agrees to cooperate with the Trust in the development of all proposed advertisements and sales literature relating to the Funds. The Distributor agrees to review all proposed advertisements and sales literature for compliance with applicable laws and regulations, and shall file with appropriate regulators those advertisements and sales literature it believes are in compliance with such laws and regulations. The Distributor agrees to furnish to the Trust any comments provided by regulators with respect to such materials and to use its best efforts to obtain the approval of the regulators to such materials.

     F. The Distributor at its sole discretion may repurchase Shares offered for sale by shareholders of the Funds. Repurchase of Shares by the Distributor shall be at the price determined in accordance with, and in the manner set forth in, the current Prospectus. At the end of each business day, the Distributor shall notify, by any appropriate means, the Trust and its transfer agent of the orders for repurchase of Shares received by the Distributor since the last report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchase. The Trust reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Trust to receive and transmit promptly to the Trust's transfer agent shareholder requests for redemption of Shares.

     G. The Distributor may, in its discretion, enter into agreements with such qualified broker-dealers as it may select, in order that such broker-dealers also may sell Shares of the Funds. The form of any dealer agreement shall be mutually agreed upon and approved by the Trust and the Distributor. The Distributor may pay a portion of any applicable sales charge, or allow a discount, to a selling broker-dealer, as described in the Prospectus or, if not described, as agreed upon with the broker-dealer. The Distributor shall include in the forms of agreement with selling broker-dealers a provision for the forfeiture by them of their sales charge or discount with respect to Shares sold by them and redeemed, repurchased or tendered for redemption within seven business days after the date of confirmation of such purchases.

     H. The Distributor shall devote its best efforts to effect sales of Shares of the Funds but shall not be obligated to sell any certain number of Shares.

     I. The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the use of 12b-1 payments received by the Distributor, if any.

     J. The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Trust recognizes that from time to time officers and employees of the Distributor may serve as directors, trustees, officers and employees of other entities (including investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

     K. The Distributor shall at all times during the term of this Agreement remain registered as a broker-dealer under the 1934 Act and with all 50 states of the United States, and shall also remain a member in good standing of the NASD. The Distributor shall immediately notify each Fund in writing if it receives written notification that such registrations or membership has been temporarily or permanently suspended, limited or terminated.

     3. Duties and Representations of the Trust

     A. The Trust represents that it is duly organized and in good standing under the law of its jurisdiction of organization and registered as an open-end management investment company under the 1940 Act. The Trust agrees that it will act in material conformity with its Declaration of Trust, By-Laws, its Registration Statement as may be amended from time to time and resolutions and other instructions of its Board. The Trust agrees to comply in all material respects with the 1933 Act, the 1940 Act, and all other applicable federal and state laws and regulations. The Trust represents and warrants that this Agreement has been duly authorized by all necessary action by the Trust under the 1940 Act, state law and the Trust's Agreement and Declaration of Trust and By-Laws.

     B. The Trust, or its agent, shall take or cause to be taken all necessary action to register Shares of the Funds under the 1933 Act and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Trust authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

     C. The Trust represents and agrees that all Shares to be sold by it, including those offered under this Agreement, are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable. The Trust further agrees that it shall have the right to suspend the sale of Shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time permitted by the 1940 Act or the rules of the Securities and Exchange Commission ("SEC"). The Trust shall advise the Distributor promptly of any such determination.

     D. The Trust agrees to advise the Distributor promptly in writing:

          (i) of any material correspondence or other communication by the SEC or its staff relating to the Funds;

          (ii) in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

          (iii) of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading; and

          (iv) of all actions taken by the SEC which may relate to the continued availability for sale of the Shares of the Fund(s), with respect to any amendments to any Registration Statement or Prospectus which may from time to time be filed with the SEC.

     E. The Trust shall file such reports and other documents as may be required under applicable federal and state laws and regulations. The Trust shall notify the Distributor in writing of the states in which the Shares may be sold and shall notify the Distributor in writing of any changes to such information.

     F. The Trust agrees to file with the appropriate authorities from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     G. The Trust shall fully cooperate in the efforts of the Distributor to sell and arrange for the sale of Shares and shall make available to the Distributor a statement of each computation of net asset value. In addition, the Trust shall provide to the Distributor from time to time copies of all information, financial statements, and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, copies of any audited financial statements prepared for the Trust by its independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may request. The Trust shall forward a copy of any SEC filings, including the Registration Statement, to the Distributor within one business day of any such filings. The Trust and the Distributor represent that they will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the other party.

     H. The Trust represents and warrants that its Registration Statement and any advertisements and sales literature of the Trust (excluding statements relating to the Distributor and the services it provides that are based upon written information furnished by the Distributor expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor pursuant to this Agreement shall be true and correct in all material respects.

     4. Compensation

     As compensation for the services performed and the expenses assumed by Distributor under this Agreement including, but not limited to, any commissions paid for sales of Shares, Distributor shall be entitled to the fees and expenses set forth in Exhibit B hereto (as amended from time to time), which are payable promptly after the last day of each month. Such fees and expenses shall be paid to Distributor by the Trust, or if the Advisor determines that the Trust shall not pay such fees and expenses, in whole or in part, the Advisor shall be responsible for the payment of the amount of such fees and expenses not paid by the Trust. Any fees paid by the Trust to the Distributor may be made pursuant to the Trust's Rule 12b-1 plan.

     5. Expenses

     A. The Trust shall bear all costs and expenses in connection with registration of the Shares with the SEC and related compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders of its Funds, including but not limited to (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related advertising and sales literature, (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Funds; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Trust pursuant to Section 3(E) hereof.

     B. The Distributor shall bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

     6. Indemnification

     A. The Trust shall indemnify, defend and hold the Distributor, and each of its members, officers, employees, representatives and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any losses, liabilities, damages or expenses and any reasonable counsel fee incurred in connection therewith) which the Distributor, each of its present and former members, officers, employees or representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders, or in any advertisement or sales literature, or arising out of or based upon any omission, omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Trust's obligation to indemnify the Distributor and any of the foregoing indemnitees shall not be deemed to cover any losses, claims, demands, liabilities, damages or expenses arising out of any untrue statement or omission made in the Registration Statement, Prospectus, annual or interim report, or any such advertisement or sales literature in reliance upon and in conformity with information furnished to the Trust or its counsel by the Distributor in writing and acknowledging the purpose of its use for the purpose of, and used in, the preparation thereof. In no event shall anything contained herein be so construed as to protect Distributor against any liability to the Trust or its shareholders to which Distributor would otherwise be subject to reason or willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement.

     The Trust's agreement to indemnify the Distributor, and any of the foregoing indemnitees, as the case may be, with respect to any action, is expressly conditioned upon the Trust being notified of such action brought against the Distributor, or any of the foregoing indemnitees, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor, or such person, unless the failure to give notice does not prejudice the Trust. Such notification shall be given by letter or by telegram addressed to the Trust's President, but unless the failure to notify the Trust serves to prejudice the Trust, such failure so to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 6(A).

     B. The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, subject to this Agreement. If the Trust elects to assume the defense of any such claim, such defense shall be conducted by counsel chosen by the Trust and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Trust and the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, the Trust will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by Distributor and the indemnified defendants. The Trust's indemnification agreement contained in Sections 6(A) and 6(B) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each of its present or former members, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or directors in connection with the issue and sale of any of the Shares.

     C. The Trust shall advance attorney's fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 6 to the maximum extent permissible under applicable law.

     D. The Distributor shall indemnify, defend and hold the Trust, and each of its present or former trustees, officers, employees, representatives, and any person who controls or previously controlled the Trust within the meaning of
Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigation or defending any liabilities, damages or expenses, and any reasonable counsel fee incurred in connection therewith) which the Trust, and each of its present or former trustees, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, based upon the Distributor's failure to adhere to its obligations hereunder, or, in connection with the Distributor's performance of its duties hereunder, based upon Distributor's violation or alleged violation of any rule of the NASD or of the SEC or any other jurisdiction wherein Shares of the Funds are sold, or arising out of or based upon any untrue statement of a material fact contained in the Trust's Registration Statement or any Prospectus, as from time to time amended or supplemented, or arising out of or based upon the omission to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, written information relating to the Distributor and furnished to the Trust or its counsel by the Distributor for the purpose of, and used in, the preparation thereof. The Distributor's agreement to indemnify the Trust, and any of the foregoing indemnitees, is expressly conditioned upon the Distributor's being notified of any action brought against the Trust, and any of the foregoing indemnitees, such notification to be given by letter or telegram addressed to the Distributor's President, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust or such person unless the failure to give notice does not prejudice the Distributor, but the failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability which the Distributor may have to the person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Distributor's indemnity agreement contained in this Section 6(D).

     E. The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, subject to this Agreement. If the Distributor elects to assume the defense of any such claim such defense shall be conducted by counsel chosen by the Distributor and approved by the Trust, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, or in case the Trust does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Trust and the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Trust and the indemnified defendants. The Distributor's indemnification agreement contained in Sections 6(D) and (E) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Trust's benefit, to the benefit of each of its present or former directors, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the issue and sale of any of the Shares.

     F. No person  shall be  obligated  to  provide  indemnification  under this
Section 6 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of the NASD; provided, however, in such event indemnification shall be provided under this Section 6 to the maximum extent so permissible.

     7. Limitation of Liability

     The Board and shareholders of the Trust shall not be personally liable for obligations of the Trust in connection with any matter arising from or in connection with this Agreement. This Agreement is executed by and on behalf of the Trust and the obligations of the Trust hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually and no such person shall be individually liable with respect to any action or inaction resulting from this Agreement.

     8. Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but all of which counterparts shall together constitute but one and the same instrument.

     9. Governing Law

     This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

     10. Duration and Termination

     A. This Agreement shall become effective with respect to each Fund listed on Exhibit A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Exhibit A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board or (ii) the vote of a "majority of the outstanding voting securities" of a Fund, and provided that in either event the continuance is also approved by a majority of the Trust's Board who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     B. Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties, or (iii) upon no less than 60 days' written notice, by either the Trust through a vote of a majority of the members of the Board who are not "interested persons" of the Trust and have no direct or indirect financial interest in the operation of this Agreement or by vote of a "majority of the outstanding voting securities" of a Fund, or by the Distributor. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Trust. If required under the 1940 Act, any such amendment must be approved by the Trust's Board, including a majority of the Trust's Board who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting for the purpose of voting on such amendment. In the event that such amendment affects the Advisor, the written instrument shall also be signed by the Advisor. This Agreement will automatically terminate in the event of its assignment.

     11. Confidentiality

     The Distributor agrees on behalf of its employees to treat all records relative to the Trust and prior, present or potential shareholders of the Trust as confidential, and not to use such records for any purpose other than performance of the Distributor's responsibilities and duties under this Agreement, except after notification and prior approval by the Trust, which approval shall not be unreasonably withheld, and may not be withheld where the Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust. Records and information which have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives shall not be subject to this paragraph.

     In accordance with Section 248.11 of Regulation S-P (17 CFR 248.1-248.30), the Distributor will not directly or indirectly through an affiliate, disclose any non-public personal information, as defined in Reg. S-P, received from the Trust regarding any shareholder, to any person that is not affiliated with the Trust or with the Distributor and, provided that, any such information disclosed to an affiliate of the Distributor shall be under the same limitations on non-disclosure.

     12. Miscellaneous

     The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.

     13. Notices

     Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service or 3 days after sent by registered or certified mail, postage prepaid, return receipt requested or on the date sent and confirmed received by facsimile transmission to the other parties' respective addresses set forth below:

Notice to the Distributor shall be sent to:

         Quasar Distributors, LLC
         Attn:  President
         615 East Michigan Street
         Milwaukee, WI  53202

notice to the Trust shall be sent to:

         Fort Pitt Capital Funds
         Foster Plaza Eleven
         790 Holiday Drive
         Pittsburgh, PA  15220

notice to the Advisor shall be sent to:

         Fort Pitt Capital Group, Inc.
         Foster Plaza Eleven
         790 Holiday Drive
         Pittsburgh, PA  15220

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.


FORT PITT CAPITAL FUNDS             QUASAR DISTRIBUTORS, LLC

By: __________________________              By: ______________________________
       Thomas P. Bellhy                                     James R. Schoenike


FORT PITT CAPITAL GROUP, INC.

By: ________________________
       Douglas W. Kreps




                                    Exhibit A
                                     to the
                             Distribution Agreement

                                   Fund Names

                   Separate Series of Fort Pitt Capital Funds

Name of Series                               Date Added
--------------                               ----------

Fort Pitt Capital Total Return Fund



                                    Exhibit B
                                     to the
                             Distribution Agreement

                                  Fee Schedule
Basic Distribution Services
---------------------------

Greater of:

o    1 basis point (.01%) of the Fund's average daily net assets; or

o Minimum annual fee: first series -- $15,000 (See Note below); each additional series -- $3,000

Note - The annual minimum fee will be reduced to $7,000 for each of the first 3 years of the Fund's operations. The greater of the annual minimum or 1 basis point charge on assets apply to any given month during the first 3 years. In the fourth year of the Fund's operations, the minimum fee will be returned to the annual minimum fee stated above.

Advertising Compliance Review/NASD Filings
------------------------------------------

o $150 per marketing piece for the first 10 pages (minutes if tape or video); $20 per page (minute if tape or video) thereafter

o Non-NASD filed materials, e.g. Internal Use Only Materials $100 per job for the first 10 pages (minutes if tape or video); $20 per page (minutes if tape or video)

o NASD Expedited Service for 3 day turnaround $1,000 for the first 10 pages (minutes if audio or video); $25 per page (minute if audio or video) thereafter; (Comments are faxed. NASDR may not accept expedited request.)

Licensing (or Maintaining license) of Investment Advisor's Staff (if desired)
-----------------------------------------------------------------------------
o    $500 per year per Series 6 or 7 representative

o    All  associated  NASD  and  State  fees  for  Registered   Representatives,
     including license and renewal fees.

Out-of-Pocket Expenses
----------------------
Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of Shares, including, without limitation:

o Typesetting, printing and distribution of Prospectuses and shareholder reports
o Production, printing, distribution and placement of advertising and sales literature and materials
o    Engagements of designers,  free-lance  writers and public relations firms
o    Long-distance telephone lines, services and charges
o    Postage
o    Overnight delivery charges
o    NASD filing fees
o    Record retention
o    Travel, lodging and meals


Fees are billed monthly